Exhibit 99.1

ICONIX BRAND GROUP REPORTS FINANCIAL RESULTS FOR THE SECOND QUARTER 2016

•	Q2 2016 licensing revenue of $95.7 million

•	Q2 2016 GAAP EPS of $0.23

•	Q2 2016 Non-GAAP EPS of $0.27

•	Repurchased $105M of 2018 convertible notes

•	Increasing free cash flow guidance to reflect sale of equity interests in China

NEW YORK, NEW YORK – August 4, 2016 – Iconix Brand Group, Inc. (NASDAQ: ICON) (“Iconix” or the “Company”) today reported its financial results for the second quarter and six months ended June 30, 2016.

John Haugh, CEO of Iconix commented, “I am pleased that for the second quarter, our Company has delivered solid results. Our primary goal is to position ourselves to achieve growth while at the same time improving the balance sheet, and we are making progress on both of those fronts.”

John continued, “Over the past few months, we have conducted a broad strategic review of our Company, our brands and the overall market. We have identified a number of opportunities that we believe will drive long-term growth that we look forward to sharing with you this fall. In addition, today our balance sheet is in a better position than it was a few months ago, following the refinancing of our 2016 convertible notes and the opportunistic repurchase of a portion of our 2018 convertible notes.”

Second Quarter 2016 Financial Results

Licensing Revenue: For the second quarter of 2016, licensing revenue was approximately $95.7 million, a 2% decline as compared to approximately $97.4 million in the second quarter of 2015. In the second quarter of 2015, revenue included approximately $1.5 million of licensing revenue from the Badgley Mischka brand, for which there was no comparable revenue in the second quarter of 2016 due to its sale in the first quarter. The second quarter of 2016 benefited from a $0.9 million favorable impact from foreign currency exchange rates primarily related to the Yen. Excluding Badgley Mischka licensing revenue and the currency impact, revenue for the second quarter was down approximately 1%.

Segment Data:

($, 000’s)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
Licensing Revenue by Segment:
Womens	$36,507	$37,751	-3%	$74,478	$76,131	-2%
Mens	22,104	26,183	-16%	42,332	49,981	-15%
Home	9,598	9,593	0%	19,075	20,065	-5%
Entertainment	27,534	23,871	15%	54,490	47,035	16%

Total Licensing Revenue	$95,743	$97,398	-2%	$190,375	$193,212	-1%

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
Licensing Revenue by License Type:
Direct-to-retail licenses	$40,875	$44,472	-8%	$82,851	$87,543	-5%
Wholesale licenses	40,221	41,086	-2%	79,172	82,912	-5%
Other licenses	14,647	11,840	24%	28,352	22,757	25%

Total Licensing Revenue	$95,743	$97,398	-2%	$190,375	$193,212	-1%

Licensing Revenue by Geography:
United States	$61,092	$64,212	-5%	$123,066	$129,655	-5%
Japan	10,639	7,951	34%	20,636	16,010	29%
Other	24,012	25,235	-5%	46,673	47,547	-2%

Total Licensing Revenue	$95,743	$97,398	-2%	$190,375	$193,212	-1%

SG&A Expenses: Total SG&A expenses were $47.1 million in the second quarter of 2016, a 3% increase as compared to $45.8 million in the second quarter of 2015. The largest component of the increase is related to the higher expenses associated with the strong entertainment business, which has a higher cost structure as compared to the Company’s other segments. In the second quarter of 2016, SG&A included approximately $1.9 million of special charges related to professional fees associated with the continuing correspondence with the Staff of the SEC, the SEC investigation, and the previously disclosed class action and derivative litigations, as compared to approximately $2.0 million in the second quarter of 2015. These special charges are excluded from the Company’s non-GAAP results. Stock based compensation was approximately $1.5 million in the second quarter of 2016 as compared to $3.3 million in the second quarter of 2015.

Gain (Loss) on Sales of Trademarks: In the second quarter of 2016, the Company recognized a net pre-tax loss of approximately $1.1 million, primarily related to the sale of the Company’s equity stake in the Ed Hardy brand in China, which was sold for $11.4 million in cash.

Operating Income: Operating Income in the second quarter of 2016 was approximately $47.8 million, an 8% decline as compared to $51.8 million in the second quarter of 2015. $1.1 million of the decline was related to a net loss on sale of trademarks, and $0.9 million of the decline was related to the absence of the Badgley Mischka brand, which was sold in the first quarter of 2016.

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
Operating Income:
Womens	$32,512	$32,008	2%	$66,527	$65,123	2%
Mens	13,526	18,815	-28%	24,978	34,121	-27%
Home	8,062	8,028	0%	16,286	16,696	-2%
Entertainment	9,617	7,512	28%	17,403	15,555	12%
Corporate	(15,906)	(14,539)	-9%	(23,175)	(23,695)	2%

Total Operating Income	$47,811	$51,824	-8%	$102,019	$107,800	-5%

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	percentage point change	2016	2015	percentage point change
Operating Margin:
Womens	89%	85%	4%	89%	86%	4%
Mens	61%	72%	-11%	59%	68%	-9%
Home	84%	84%	0%	85%	83%	2%
Entertainment	35%	31%	3%	32%	33%	-1%

Total Operating Income	50%	53%	-3%	54%	56%	-2%

Interest Expense: Interest expense in the second quarter of 2016 was approximately $28.4 million, as compared to interest expense of approximately $21.4 million in the second quarter of 2015. The increase is related to the new $300 million senior secured term loan that the Company consummated in April. The Company’s reported interest expense includes non-cash interest related to our outstanding convertible notes, and amortization of deferred financing costs. Cash interest paid in the second quarter of 2016 was approximately $20.4 million as compared to approximately $12.5 million in the prior year quarter.

GAAP Net Income and GAAP Diluted EPS: GAAP net income was approximately $11.6 million in the second quarter of 2016, a 16% decline as compared to approximately $13.7 million in the second quarter of 2015. GAAP diluted EPS in the second quarter of 2016 was approximately $0.23 as compared to $0.28 in the second quarter of 2015. In the second quarter of 2016, the Company’s GAAP net income and EPS include a net gain of approximately $4.3 million in Other Income primarily related to the repurchase of a portion of the Company’s 2018 convertible notes at a discount.

Non-GAAP Net Income and Non-GAAP Diluted EPS: Non-GAAP net income was approximately $13.9 million in the second quarter of 2016, a 35% decline as compared to $21.3 million in the second quarter of 2015. Non-GAAP diluted EPS was approximately $0.27 as compared to $0.43 in the second quarter of 2015. The largest component of the decline is related to approximately $9 million of incremental interest expense associated with the Company’s new senior secured term loan.

Balance Sheet and Liquidity

The Company ended the quarter with $214.8 million of total cash (including restricted cash of approximately $85 million) and $1.43 billion face value of debt. As of today, the Company’s total cash is approximately $245 million, and its face value of debt is approximately $1.36 billion. In April 2016, the Company closed on a new $300 million senior secured term loan credit facility to refinance the Company’s previously outstanding convertible notes due June 2016. In June 2016, the Company began repurchasing approximately $105 million of its 2018 convertible notes at a discount for approximately $35 million of cash and 7,408,334 shares. The 2018 convertible note transactions were completed in July 2016.

	June 30, 2016		June 30, 2016
Cash Summary:		Debt Summary:
Unrestricted Domestic Cash (wholly owned)	$37,759	Senior Secured Notes	$682,345
Unrestricted Domestic Cash (in consolidated JV’s)	28,982	1.50% Convertible Notes due 2018	348,270
Unrestricted International Cash	63,257	Variable Funding Note	100,000
Restricted Cash	84,807	Senior Secured Term Loan	296,250

Total Cash	$214,805	Total Debt (Face Value)	$1,426,865

Free Cash Flow: The Company generated approximately $34.4 million of free cash flow in the second quarter of 2016, a 53% decline as compared to approximately $73.4 million in the second quarter of 2015. In the second quarter of 2015, cash provided by operating activity included a $15 million tax refund.

Free Cash Flow Reconciliation: (2)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
Net cash provided by operating activities	$26,634	$63,129	-58%	$58,685	$95,264	-38%
Plus: Cash from sale of Badgley Mischka	250	—	—	14,000	—	—
Plus: Cash from sale of equity interest in BBC Ice Cream	—	—	—	3,500	—	—
Plus: Cash from sale of equity interest in Ed Hardy China	11,352	—	—	11,352	—	—
Plus: Cash from sale of equity of Mecox (China investment)	363	—	—	363	—	—
Plus: Cash received from sale of trademarks	5,747	12,352	-53%	5,942	13,347	-55%
Plus: Cash from notes receivable from licensees	1,250	3,135	-60%	6,600	6,236	6%
Less: Capital Expenditures	(453)	175	-359%	(750)	(802)	-6%
Less: Distributions to non-controlling interests	(10,743)	(5,414)	-98%	(13,644)	(9,016)	-51%

Free Cash Flow	$34,400	$73,377	-53%	$86,048	$105,029	-18%

2016 Guidance

The Company is updating its 2016 guidance to reflect certain recent transactions that were not included in previously provided guidance.

•	The Company is increasing its 2016 free cash flow guidance by $14 million primarily to reflect the sale of the Company’s stake in the Ed Hardy brand in China.

•	The Company is increasing its 2016 GAAP diluted EPS guidance by $0.22 to reflect an $8.5 million gain related to the repurchase of a portion of its 2018 convertible notes at a discount, part of which was recognized in the second quarter of 2016 and part of which will be recorded in the third quarter of 2016, and a $10 million gain related to the sale of the Company’s interest in Complex Media in the third quarter of 2016. The $35 million of cash received from the sale of Complex Media is not included in the Company’s free cash flow guidance.

•	The transactions described above have no impact on revenue. The Company is maintaining its revenue guidance for 2016; however, is trending towards the low end of the range.

•	The Company is maintaining its 2016 non-GAAP diluted EPS guidance. The gains related to the repurchase of the convertible notes and the Complex Media sale, are excluded from the Company’s non-GAAP metrics.

FY 2016 Guidance	Current	Previous
Licensing Revenue	$370-$390 million	$370-$390 million
Non-GAAP diluted EPS	$1.06-$1.21	$1.06-$1.21
GAAP diluted EPS	$0.93-$1.08	$0.71-$0.86
Free Cash Flow	$169-$184 million	$155-$170 million

Non-GAAP net income, non-GAAP diluted EPS and Free Cash Flow are non-GAAP metrics, and reconciliation tables for each are included in this press release.

Conference Call

The Company will host a conference call today at 4:30 PM ET. The call can be accessed on the Company’s website at www.iconixbrand.com

About Iconix Brand Group, Inc.

Iconix Brand Group, Inc. owns, licenses and markets a growing portfolio of consumer brands including: CANDIE’S®, BONGO®, JOE BOXER®, RAMPAGE®, MUDD®, MOSSIMO®, LONDON FOG®, OCEAN PACIFIC®, DANSKIN®, ROCAWEAR®, CANNON®, ROYAL VELVET®, FIELDCREST®, CHARISMA®, STARTER®, WAVERLY®, ZOO YORK®, SHARPER IMAGE®, UMBRO®, LEE COOPER®, ECKO UNLTD.®, MARC ECKO® ARTFUL DODGER® and STRAWBERRY SHORTCAKE®. In addition, Iconix owns interests in the MATERIAL GIRL®, PEANUTS®, ED HARDY®, TRUTH OR DARE®, MODERN AMUSEMENT®, BUFFALO®, NICK GRAHAM®, HYDRAULIC®, and PONY® brands. The Company licenses its brands to a network of leading retailers and manufacturers that touch every major segment of retail distribution from the luxury market to the mass market in both the U.S. and worldwide. Through its in-house business development, merchandising, advertising and public relations departments, Iconix manages its brands to drive greater consumer awareness and equity.

Forward Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include projections regarding the Company’s beliefs and expectations about future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek” and similar terms or phrases. These statements include, among others, statements relating to additional information that may require the Company to restate further the financial statements and other financial data in the periods impacted by the restatement and/or additional historical periods. These statements are based on the Company’s beliefs and assumptions, which in turn are based on currently available information. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement and could harm the Company’s business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Many of these factors are beyond the Company’s ability to control or predict. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the ability of the Company’s licensees to maintain their license agreements or to produce and market products bearing the Company’s brand names, the Company’s ability to retain and negotiate favorable licenses, the Company’s ability to meet its outstanding debt obligations and the events and risks referenced in the sections titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent Quarterly Reports on Form 10-Q and in other documents filed or furnished with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and, except as required by applicable law, the Company undertakes no obligation to update or revise publicly any forward-looking statements.

# #

Contact Information:

Jaime Sheinheit

Iconix Brand Group

VP, Investor Relations

jsheinheit@iconixbrand.com

212.730.0030

Unaudited Condensed Consolidated Income Statements

(in thousands, except earnings per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
Licensing revenue	$95,743	$97,398	-2%	$190,375	$193,212	-1%
Selling, general and administrative expenses	47,138	45,841	3%	98,627	85,529	15%
Depreciation and amortization	1,032	1,196	-14%	2,129	2,533	-16%
Equity earnings on joint ventures	(1,363)	(1,463)	-7%	(2,556)	(2,650)	-4%
Loss (Gain) on sale of trademarks	1,125	—	NA	(9,844)	—	NA

Operating income	$47,811	$51,824	-8%	$102,019	$107,800	-5%
Other (income) expenses
Interest expense	28,382	21,401	33%	49,600	42,697	16%
Interest income	(369)	(1,189)	-69%	(906)	(2,155)	-58%
Other income, net	(9)	(790)	-99%	(16)	(50,780)	-100%
Gain on extinguishment of debt, net	(4,288)	—	NA	(4,288)	—	NA
Foreign currency translation loss (gain)	(671)	1,913	-135%	(864)	(8,769)	-90%

Other expenses (income)—net	23,045	21,335	8%	43,526	(19,007)	-329%
Income before income taxes	24,766	30,489	-19%	58,493	126,807	-54%
Provision for income taxes	7,692	11,536	-33%	18,301	38,807	-53%

Net income	$17,074	$18,953	-10%	$40,192	$88,000	-54%

Less: Net income attributable to non-controlling interest	$5,492	$5,215	5%	$9,997	$8,902	12%

Net income attributable to Iconix Brand Group, Inc.	$11,582	$13,738	-16%	$30,195	$79,098	-62%

Earnings per share:
Basic	$0.24	$0.28	-17%	$0.62	$1.64	-62%

Diluted	$0.23	$0.28	-17%	$0.60	$1.56	-62%

Weighted average number of common shares outstanding:
Basic	49,035	48,243	2%	48,772	48,201	1%

Diluted	50,675	49,595	2%	50,501	50,752	0%

The following tables detail unaudited reconciliations from U.S. GAAP to non-GAAP amounts and include reconciliations related to ASC Topic 470 as it relates to accounting for convertible debt, incremental dilutive shares related to our convertible debt that are covered by our existing convertible note hedges, non-cash gains related to the re-measurement of investments, foreign currency translation and special charges related to professional fees associated with the continuing correspondence with the Staff of the SEC, the SEC investigation, internal investigations, the previously disclosed class action and derivative litigations, and costs related to the transition of Iconix management.

Note: All items in the following reconciliation tables are attributable to Iconix Brand Group, Inc. and exclude results related to non-controlling interests. Certain numbers may not add due to rounding.

Non-GAAP Net Income & Diluted EPS Reconciliation: (1)

	NET INCOME			EPS
	Three Months Ended June 30,			Three Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
GAAP net income & EPS	$11,582	$13,738	-16%	$0.23	$0.28	-17%
Add:
non-cash interest related to ASC 470	6,812	6,851	-1%	$0.13	$0.14	-7%
gain on extinguishment of debt	(4,288)	—	NA	($0.08)	—	NA
special charges	1,860	2,000	-7%	$0.04	$0.04	0%
foreign currency translation gain/(loss)	(532)	1,937	NA	($0.01)	$0.04	NA
Deduct: Income taxes related to above	(1,515)	(3,229)	-53%	($0.03)	($0.07)	-57%

Net	2,337	7,559	-69%	$0.05	$0.15	-67%

Non-GAAP net income & EPS	$13,919	$21,297	-35%	$0.27	$0.43	-37%

	Six Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
GAAP net income & EPS	$30,195	$79,098	-62%	$0.60	$1.56	-62%
Add:
non-cash interest related to ASC 470	14,092	13,663	3%	$0.28	$0.29	-3%
non-cash gain related to investment in joint venture	—	(49,990)	NA	—	($0.98)	NA
gain on extinguishment of debt	(4,288)	—	NA	($0.08)	—	NA
special charges	7,330	2,371	209%	$0.15	$0.05	200%
foreign currency translation gain	(553)	(9,059)	-94%	($0.01)	($0.18)	-94%
Deduct: Income taxes related to above	(5,907)	12,147	NA	($0.12)	$0.24	NA

Net	10,674	(30,868)	-135%	$0.21	($0.59)	-136%

Non-GAAP net income & EPS	$40,869	$48,230	-15%	$0.81	$0.97	-16%

Non-GAAP weighted average diluted shares reconciliation: (1)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
GAAP weighted average diluted shares	50,675	49,595	2%	50,501	50,752	0%
Less: additional incremental dilutive shares covered by hedges for:
2.50% Convertible Notes	—	—	—	—	(513)	—
1.50% Convertible Notes	—	—	—	—	(661)	—

subtotal	—	—	—	—	(1,174)	—

Non-GAAP weighted avg. diluted shares	50,675	49,595	2%	50,501	49,578	2%

Forecasted Non-GAAP Diluted EPS Reconciliation (1)

	Year Ending Dec. 31, 2016
	Low	High
Forecasted GAAP diluted EPS	$0.93	$1.08
Special charges, net of tax	$0.12	$0.12
Adjustments for non-cash interest related to ASC 470, net of tax	$0.25	$0.25
Gain on extinguishment of debt	($0.10)	($0.10)
Gain on sale of equity interest in Complex Media	($0.12)	($0.12)
Foreign currency translation gain	($0.01)	($0.01)

Forecasted Non-GAAP Diluted EPS	$1.06	$1.21

Forecasted Reconciliation of Free Cash Flow: (2)

	Year Ending Dec. 31, 2016
	Low	High
Net cash provided by operating activities	$132,000	$147,000
Plus: cash from sale of Badgley Mischka	14,000	14,000
Plus: cash from sale of equity interest in BBC IceCream	3,500	3,500
Plus: cash from prior period sale of trademarks	17,500	17,500
Plus: cash received on notes receivable from licensees	12,000	12,000
Plus: cash received from sale of equity interests in China	14,000	14,000
Less: capital expenditures	(2,000)	(2,000)
Less: distributions to minority interest	(22,000)	(22,000)

Free Cash Flow	$169,000	$184,000

Footnotes

(1) Non-GAAP net income and non-GAAP diluted EPS (along with non-GAAP weighted average diluted shares) are non-GAAP financial measures which represent net income excluding any non-cash interest related to ASC Topic 470, non-cash, non-recurring gains and charges, foreign currency translation gains and losses, and charges related to professional fees incurred as a result of the continuing correspondence with the Staff of the SEC, the SEC investigation, the previously disclosed class action and derivative litigations and costs related to the transition of Iconix management, all net of tax, and any incremental dilutive shares related to our convertible notes that are covered by their respective hedges. The Company believes these are useful financial measures in evaluating its financial condition. Certain items that are included have not yet occurred or are out of the Company’s control and/or cannot be reasonably predicted.

Based on the average closing stock price for the six months ended June 30, 2016, there were no potential dilutive shares related to our convertible notes for GAAP purposes. Based on the average closing stock price for the period ended June 30, 2015, there were potential dilutive shares related to our convertible notes for GAAP purposes; however, the Company will not be responsible for issuing a portion of these shares as they are covered by our convertible notes hedges.

(2) Free Cash Flow, a non-GAAP financial measure, represents net cash provided by operating activities, plus cash received from the sale of trademarks and formation of joint ventures, less distributions to non-controlling interests and capital expenditures. Free Cash Flow excludes notes receivable from sale of trademarks and the formation of joint ventures, cash used to acquire the membership interests of our joint venture partners, mandatory debt service requirements, and other non-discretionary expenditures. Free Cash Flow should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The Company believes Free Cash Flow is useful because it provides information regarding actual cash received in a specific period from the Company’s comprehensive business strategy of maximizing the value of its brands through traditional licensing, international joint ventures and other arrangements. We have excluded the cash used to buy back our joint venture membership interests from the above definition because we believe that, like other acquisitions, such actions are capital transactions. It also provides supplemental information to assist investors in evaluating the Company’s financial condition and ability to pursue opportunities that enhance shareholder value. Certain items that are included have not yet occurred or are out of the Company’s control and/or cannot be reasonably predicted.